UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2026

Goldman Sachs Private Credit Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01627	92-3241797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On February 23, 2026, Goldman Sachs Private Credit Corp. (the “Company”, “we” or “our”) issued $400,000,000 aggregate principal amount of its 5.875% Notes due 2031 (the “New 2031 Notes”) under the Company’s indenture dated as of May 6, 2025 (the “Base Indenture”) and fourth supplemental indenture, dated as of November 24, 2025 (together with the Base Indenture, the “2031 Notes Indenture”). The New 2031 Notes were issued at a price equal to 98.386% of the face value, plus accrued interest from November 24, 2025, resulting in an effective yield to maturity of 6.252%. The New 2031 Notes were issued as “additional notes” under the 2031 Notes Indenture and have identical terms to the Company’s $500,000,000 of aggregate principal amount of 5.875% Notes due 2031 that were issued on November 24, 2025 (the “Existing 2031 Notes” and, together with the New 2031 Notes, the “2031 Notes”), other than the issue date and the issue price. The New 2031 Notes will be treated as a single class of notes with the Existing 2031 Notes for all purposes under the 2031 Notes Indenture.

The 2031 Notes will mature on January 31, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the 2031 Notes Indenture. The 2031 Notes bear interest at a rate of 5.875% per year payable semi-annually on January 31 and July 31 of each year, commencing on July 31, 2026. The 2031 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2031 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On February 23, 2026, the Company and the Trustee entered into a fifth supplemental indenture (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “2028 Notes Indenture”; the 2031 Notes Indenture and the 2028 Notes Indenture, the “Indentures” and each an “Indenture”) supplementing the Base Indenture and relating to the Company’s issuance of $700,000,000 aggregate principal amount of its 5.050% notes due 2028 (the “2028 Notes” and, together with the New 2031 Notes, the “Notes”). The 2028 Notes will mature on February 23, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in 2028 Notes Indenture. The 2028 Notes bear interest at a rate of 5.050% per year payable semi-annually on February 23 and August 23 of each year, commencing on August 23, 2026. The 2028 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the 2028 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Each Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indentures.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The foregoing description of the Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Indentures, filed as exhibits hereto and incorporated by reference herein.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Notes Offering closed on February 23, 2026. The net proceeds to the Company were approximately $1,077.9 million, after deducting the initial purchaser discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Notes Offering to repay a portion of the outstanding indebtedness under its credit facilities and for general corporate purposes.

Registration Rights Agreements

In connection with the Notes Offering, the Company entered into (i) a Registration Rights Agreement, dated as of February 23, 2026, with BofA Securities, Inc., as the representative of the initial purchasers of the New 2031 Notes (the “2031 Notes Registration Rights Agreement”) and (ii) a Registration Rights Agreement, dated as of February 23, 2026, with BofA Securities, Inc., as the representative of the initial purchasers of the 2028 Notes (the “2028 Notes Registration Rights Agreement” and, together with the 2031 Notes Registration Rights Agreement, the “Registration Rights Agreements”). Pursuant to the Registration Rights Agreements, the Company is obligated to file with the Securities and Exchange Commission a registration statement relating to an offer to exchange the Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes, and to use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreements, it will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in their entirety by reference to the full text of the Registration Rights Agreements, filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K under the caption “Notes Offering” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Fourth Supplemental Indenture, dated as of November 24, 2025, relating to the 5.875% Notes due 2031, by and between the Company and Computershare Trust Company, National Association, as trustee.

4.2	Form of 5.875% Notes due 2031 (incorporated by reference to Exhibit 4.1 hereto).

4.3	Fifth Supplemental Indenture, dated as of February 23, 2026, relating to the 5.050% Notes due 2028, by and between the Company and Computershare Trust Company, National Association, as trustee.

4.4	Form of 5.050% Notes due 2028 (incorporated by reference to Exhibit 4.3 hereto).

4.5	Registration Rights Agreement, dated as of February 23, 2026, relating to the 5.875% Notes due 2031, by and between the Company and BofA Securities, Inc., as the representative of the Initial Purchasers.

4.6	Registration Rights Agreement, dated as of February 23, 2026, relating to the 5.050% Notes due 2028, by and between the Company and BofA Securities, Inc., as the representative of the Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE CREDIT CORP. (Registrant)

Date: February 23, 2026	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer